Exhibit 99.3

Designated Filer: Warburg, Pincus Equity Partners, L.P.

Issuer & Ticker Symbol: ZymoGenetics, Inc. (ZGEN)

Date of Event Requiring Statement: October 7, 2010

Joint Filers’ Signatures

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	10/12/10
	Name: Scott A. Arenare	Date
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	10/12/10
	Name: Scott A. Arenare	Date
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	10/12/10
	Name: Scott A. Arenare	Date
Title: Managing Director

/s/ Scott A. Arenare		10/12/10
Name: Charles R. Kaye		Date
By: Scott A. Arenare, Attorney-in-Fact*

/s/ Scott A. Arenare		10/12/10
Name: Joseph P. Landy		Date
By: Scott A. Arenare, Attorney-in-Fact**

* The Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc. and is hereby incorporated by reference.

** The Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006 as an exhibit to a statement on Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc. and is hereby incorporated by reference.